Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-294971 on Form S-1 of our report dated March 20, 2026, relating to the financial statements of Suja Life Holdings, L.P. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California

April 27, 2026